UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

PLIANT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd,
South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

260 Littlefield Avenue

South San Francisco, CA, 94080

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 15, 2024, Pliant Therapeutics, Inc. (the “Company”) announced positive 24-week data from the 320 mg cohort of INTEGRIS-PSC, a multinational, randomized, double-blind, placebo-controlled Phase 2a clinical trial of bexotegrast in patients with primary sclerosing cholangitis (“PSC”) and suspected moderate to severe liver fibrosis. The 320 mg treatment group met its primary endpoint of safety, demonstrating that bexotegrast was well tolerated up to 40 weeks of treatment. Pruritus and cholangitis occurred in lower proportions on bexotegrast than on placebo, consistent. A copy of the Company’s press release, titled “Pliant Announces Positive Long-Term Data from the INTEGRIS-PSC Phase 2a Trial Demonstrating Bexotegrast was Well Tolerated at 320 mg with Continued Antifibrotic and Anti-Cholestatic Activity Displayed Across Multiple Measures,” is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 15, 2024, titled “Pliant Therapeutics Announces Positive Long-Term Data from the INTEGRIS-PSC Phase 2a Trial Demonstrating Bexotegrast was Well Tolerated at 320 mg with Continued Antifibrotic and Anti-Cholestatic Activity Displayed Across Multiple Measures.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: July 15, 2024	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA Chief Financial Officer